Exhibit 12.  Statement re:
Computation of Ratio of Earnings to Fixed Charges

                                              Year Ended   Year Ended    Year Ended    Year Ended   Six Months Ended
                                              December 31, December 31,  December 31,  December 31,    December 31,
                                            ------------------------------------------------------------------------
                                                  2000         1999          1998          1997         1996/(1)/
                                            ------------------------------------------------------------------------
                                                             (Dollars in thousands)
Inclusive of interest on deposits:
Earnings:
Pre-tax income                                    88,870       82,755        62,495       60,655        28,593
Add: Fixed charges                               218,375      169,546       151,728      146,293        68,896
Less: Interest capitalized                          (256)        (536)         (267)        (308)         (271)
                                            ------------------------------------------------------------------------
Earnings                                         306,989      251,765       213,956      206,640        97,218
                                            ========================================================================

Fixed charges:
Interest on deposits                             115,509       99,665        95,788       98,581        47,967
Interest on borrowed funds                       101,664       68,736        54,787       46,635        20,664
Rent expense                                       1,202        1,145         1,153        1,077           265
                                            ------------------------------------------------------------------------
Fixed charges                                    218,375      169,546       151,728      146,293        68,896
                                            ========================================================================
Ratio of earnings to fixed charges
  inclusive of interest on deposits                 1.41         1.48          1.41         1.41          1.41
                                            ========================================================================

Exclusive of interest on deposits:
Earnings:
Pre-tax income                                    88,870       82,755        62,495       60,655        28,593
Add: Fixed charges                               102,866       69,881        55,940       47,712        20,929
Less: Interest capitalized                          (256)        (536)         (267)        (308)         (271)
                                            ------------------------------------------------------------------------
Earnings                                         191,480      152,100       118,168      108,059        49,251
                                            ========================================================================

Fixed charges:
Interest on deposits                                   -            -             -            -             -
Interest on borrowed funds                       101,664       68,736        54,787       46,635        20,664
Rent expense                                       1,202        1,145         1,153        1,077           265
                                            ------------------------------------------------------------------------
Fixed charges                                    102,866       69,881        55,940       47,712        20,929
                                            ========================================================================
Ratio of earnings to fixed charges
  exclusive of interest on deposits                 1.86         2.18          2.11         2.26          2.35
                                            ========================================================================

/(1)/  Excludes the impact of the special SAIF assessment.